UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 18, 2005

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 18, 2005 regarding its financial results for the periods ended June 30, 2005, including unaudited consolidated financial statements for the periods ended June 30, 2005, is Attachment I of this Form 8-K.  All of the information in Attachment I is hereby filed under this Item 2.02 except for the following information that is furnished but not filed:

The following statements from Page 1:

“but up 6 percent without the impact of the divested PC business.”

“Without these non-recurring items, income from continuing operations was $1.82 billion as compared to $1.74 billion in the second quarter of 2004.”

“Excluding the revenue from the divested PC business, second-quarter revenues increased 6 percent (4 percent, adjusting for currency) compared with the second quarter of 2004.”

The following statements from Page 2:

“Second-quarter revenue growth of 6 percent (4 percent, adjusting for currency) excluding the divested PC business was driven by  growth across all geographies.”

“(up 5 percent, adjusting for currency and PCs)”

“(up 4 percent, adjusting for currency and PCs)”

“(up 2 percent, adjusting for currency and PCs)”

“Global Services revenues, excluding maintenance, increased 6 percent (4 percent, adjusting for currency) as well.”

“Hardware revenues excluding the divested PC business were $5.0 billion, an increase of 5 percent (4 percent, adjusting for currency).”

The following statements from Page 3:

“Excluding the PC business, gross profit margin is 40.6 percent versus 39.7 percent in the prior-year quarter.”

“Without the revenues from the divested PC business, revenues totaled $42.3 billion, up 5 percent (3 percent, adjusting for currency) compared with the six-month period of 2004.”

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2005

By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2005 SECOND-QUARTER RESULTS

•                  Total diluted earnings per common share of $1.14, including $.02 per diluted share of non-recurring charges and gains; without these non-recurring actions, IBM diluted earnings per share were $1.12.

•                  Total revenue of $22.3 billion, down 4 percent versus the second quarter of 2004, but up 6 percent without the impact of the divested PC business.

ARMONK, N.Y., July 18, 2005 . . . IBM today announced second- quarter 2005 diluted earnings per common share of $1.14 from continuing operations, including a $.72 per share of incremental charges related to workforce reductions, a $.45 per share gain on the sale of its Personal Computing business, and $.29 per share of other income due to a settlement agreement entered into with Microsoft.  Without these non-recurring items, diluted earnings per share were $1.12 compared with diluted earnings in the second quarter of 2004 of $1.01 per share.

Second-quarter income from continuing operations was $1.85 billion, including the non-recurring pretax items for incremental restructuring charges of $1.7 billion, offset by a $1.1 billion gain on the sale of the PC business, and a $775 million settlement received from Microsoft. Without these non-recurring items, income from continuing operations was $1.82 billion as compared to $1.74 billion in the second quarter of 2004.  Total revenues for the second quarter of 2005 of $22.3 billion, which includes $557 million of PC revenue for April 2005, decreased 4 percent (6 percent, adjusting for currency) from the second quarter of 2004.  Excluding the revenue from the divested PC business, second-quarter revenues increased 6 percent (4 percent, adjusting for currency) compared with the second quarter of 2004.

Samuel J. Palmisano, IBM chairman and chief executive officer, said: “IBM made several strategic and important transitions in the second quarter.  We seamlessly moved our PC business to Lenovo, implemented a streamlined management system in Europe, and restructured important parts of the company for future growth.  I am proud of how the IBM team managed these transitions while, at the same time, delivering a solid quarter.

“IBM returned to form in this quarter.  In particular, strategic, high-growth businesses — in Business Performance Transformation Services, software and in key industry sectors and emerging markets — were among our best-performing operations, achieving double-digit revenue growth.  In addition, IBM Business Consulting Services posted an outstanding quarter, with strong revenue growth and a 30 percent increase in signings.  This performance reinforces our confidence in our business model, and in our mission to apply unique, high-value skills and solutions to transform our clients’ businesses.”

As previously announced, IBM completed an agreement on April 30, 2005 to sell its PC business.  As a result, the company’s second-quarter 2005 results include the operational performance of the PC business for the month of April 2005 only.  The segment results included in the press release reflect the new segment structure under which the company will operate as of the second quarter of 2005.  PC results are identified on a standalone basis.  In the second quarter of 2005, external PC revenue was $557 million and the pretax loss was $149 million, including a loss on intercompany sales and charges of $13 million.

Additional detail regarding the incremental restructuring charges, the gain on the PC sale, the Microsoft settlement, and the PC operation performance in the company’s second-quarter results will be provided during IBM’s regular quarterly earnings conference call.

Second-quarter revenue growth of 6 percent (4 percent, adjusting for currency) excluding the divested PC business was driven by growth across all geographies.  In the Americas, second-quarter revenues were $9.4 billion, down 3 percent as reported (up 5 percent, adjusting for currency and PCs) from the 2004 period.  Revenues from Europe/Middle East/Africa were $7.5 billion, flat (up 4 percent, adjusting for currency and PCs).  Asia-Pacific revenues decreased 10 percent (up 2 percent, adjusting for currency and PCs) to $4.6 billion.  OEM revenues were $702 million, flat compared with the 2004 second quarter.

Without the PC business, revenues increased in all of IBM’s five industry sectors in the second-quarter 2005 led by double-digit growth in the Public and Distribution sectors, as well as in sales to Small and Medium Businesses.

Revenues from Global Services, including maintenance, increased 6 percent (4 percent, adjusting for currency) to $12.0 billion in the second quarter.  Global Services revenues, excluding maintenance, increased 6 percent (4 percent, adjusting for currency) as well.  IBM signed services contracts totaling $14.6 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Consulting Services, Integrated Technology Services and Maintenance, of $113 billion.

IBM’s revenues for Business Performance Transformation Services grew over 25 percent in the quarter (and are up over 30 percent year to date), and in addition to the Global Services signings and backlog figures, there were approximately $250 million of Engineering and Technology Services signings to provide BPTS customers with design skill and technical capabilities.

Hardware revenues decreased 25 percent (27 percent, adjusting for currency) to $5.6 billion in the second-quarter 2005 versus the year-ago period.  Hardware revenues excluding the divested PC business were $5.0 billion, an increase of 5 percent (4 percent, adjusting for currency).

Hardware revenues for the Systems and Technology Group, which was newly realigned to include Retail Stores Solutions and Printing Systems, totaled $4.9 billion for the quarter, up 5 percent.  Revenue growth from S&TG eServer products was driven by pSeries UNIX servers, which increased 36 percent, and xSeries servers and iSeries midrange servers, which increased 11 percent and 10 percent, respectively.  Revenues from the zSeries mainframe product decreased 24 percent compared with the year-ago period.  Total delivery of zSeries computing power, which is measured in MIPS (millions of instructions per second), decreased 19 percent.  In addition to eServers, revenues from Storage Systems increased 19 percent and Microelectronics decreased 5 percent.

Revenues from Software were $3.8 billion, an increase of 10 percent (7 percent, adjusting for currency) compared with the second quarter of 2004.  Revenues from IBM’s middleware brands, which include WebSphere, DB2, Tivoli, Lotus and Rational products, were $3.0 billion, up 11 percent versus the second quarter of 2004.  Operating systems revenues increased 3 percent to $592 million compared with the prior-year quarter.

Revenues for the WebSphere family of software products, which facilitates customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, increased 18 percent.  Revenues for Information Management software increased 15 percent with revenue growth of 14 percent in the DB2 database family of software offerings, which enables clients to leverage information on demand.  Revenues from Tivoli software (infrastructure software that enables customers to centrally manage networks and storage) increased 28 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real-time communication and knowledge management, increased 17 percent.

Revenues from Rational software (integrated development tools) increased 8 percent compared with the year-ago quarter.

As a result, IBM expects to gain market share for the second quarter in the collaborative software, systems management and security software, Web services and data management categories.

Global Financing revenues declined 4 percent (7 percent, adjusting for currency) in the second quarter to $622 million.  Revenues from the Enterprise Investments/Other area, which includes industry-specific IT solutions such as product life-cycle management software, decreased 3 percent (5 percent, adjusting for currency) to $286 million versus the prior-year second quarter.

The company’s total gross profit margin was 39.4 percent in the 2005 second quarter compared with 36.4 percent in the 2004 period. Excluding the PC business, gross profit margin is 40.6 percent versus 39.7 percent in the prior-year quarter.

The effect of the company’s second-quarter actions is included in several components of total expense and other income.  Overall, 2005 second quarter’s total expense and other income increased 2 percent to $6.0 billion.  SG&A expense increased 35 percent to $6.5 billion primarily due to the incremental restructuring charges of $1.5 billion. RD&E expense was $1.5 billion, essentially the same as the year-ago period.  Intellectual property and custom development income decreased to $288 million compared with $432 million a year ago.  Other (income) and expense was $1.7 billion of income in the second quarter of 2005, reflecting the $775 million benefit for the Microsoft settlement and the $1.1 billion gain from the sale of the PC business offset by incremental charges of $236 million relating to restructuring, versus $23 million of expense in the same period last year.

IBM’s effective tax rate, including the second-quarter actions, in the second-quarter 2005 was 32.3 percent, compared with 30.1 percent in the second quarter of 2004.  The company’s tax rate increased 2.2 points due to the effect of the second-quarter non-recurring actions.

Share repurchases totaled approximately $1.6 billion in the second quarter. The weighted-average number of diluted common shares outstanding in the second-quarter 2005 was 1.63 billion compared with 1.71 billion shares in the same period of 2004.  As of June 30, 2005, there were 1.60 billion basic common shares outstanding.

IBM ended the second quarter of 2005 with $8.7 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Debt, including Global Financing, totaled $23.7 billion, compared with $22.9 billion at year-end 2004.  From a management segment view, the non-global financing debt-to-capitalization ratio was 9.5 percent at the end of June 30, 2005, and Global Financing debt declined $1.4 billion from year-end 2004 to a total of $20.9 billion, resulting in a debt-to-equity ratio of 6.7 to 1.

Year-To-Date 2005 Results

Income from continuing operations for the six months ended June 30, 2005 was $3.26 billion, including non-recurring pretax items for incremental restructuring charges of $1.7 billion, offset by the $1.1 billion gain on the sale of the PC business, and the $775 million settlement received from Microsoft.  Diluted earnings per share from continuing operations were $1.98 compared with $1.80 per diluted share for the 2004 period.  Revenues from continuing operations for the six-month period, which includes PC revenues of $2.9 billion for the first four months of 2005 only, totaled $45.2 billion, essentially flat (down 3 percent, adjusting for currency) compared with $45.3 billion for the six months of 2004.  Without the revenues from the divested PC business, revenues totaled $42.3 billion, up 5 percent (3 percent, adjusting for currency) compared with the six-month period of 2004.

For total operations, net income for the first six months of 2005, including a loss from discontinued operations of $27 million, was $3.23 billion, or $1.96 per diluted share, compared with the six months of 2004 net income of $3.10 billion, or $1.80 per diluted share, which included a loss from discontinued operations of $3 million.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

•                  non-recurring items

•                  IBM results without PC business

•                  adjusting for currency

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and will be included in a subsequent Form 8-K.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/2q05.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
			Percent			Percent
	2005	2004*	Change	2005	2004*	Change
REVENUE

Global Services	$11,985	$11,272	6.3%	$23,681	$22,296	6.2%
Gross margin	26.1%	24.4%		25.2%	24.1%

Hardware	5,556	7,423	-25.2%	12,305	14,158	-13.1%
Gross margin	33.9%	29.0%		30.4%	27.8%

Software	3,821	3,458	10.5%	7,372	6,924	6.5%
Gross margin	86.7%	86.2%		86.6%	86.1%

Global Financing	622	651	-4.3%	1,202	1,313	-8.4%
Gross margin	52.6%	59.4%		53.4%	59.9%

Enterprise Investments/ Other	286	294	-2.5%	618	582	6.2%
Gross margin	43.8%	46.4%		48.5%	43.0%

TOTAL REVENUE	22,270	23,098	-3.6%	45,178	45,273	-0.2%

GROSS PROFIT	8,775	8,406	4.4%	17,029	16,298	4.5%
Gross margin	39.4%	36.4%		37.7%	36.0%

EXPENSE AND OTHER INCOME
S,G&A	6,497	4,820	34.8%	11,430	9,478	20.6%
% of revenue	29.2%	20.9%		25.3%	20.9%

R,D&E	1,477	1,476	0.1%	2,936	2,892	1.5%
% of revenue	6.6%	6.4%		6.5%	6.4%

Intellectual property and custom development income	(288)	(432)	-33.5%	(507)	(612)	-17.3%
Other (income) and expense	(1,711)	23	nm	(1,689)	36	nm
Interest expense	67	33	104.4%	116	68	71.3%

TOTAL EXPENSE AND OTHER INCOME	6,042	5,920	2.0%	12,286	11,862	3.6%
% of revenue	27.1%	25.6%		27.2%	26.2%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,733	2,486	9.9%	4,743	4,436	6.9%
Pre-tax margin	12.3%	10.8%		10.5%	9.8%

Provision for income taxes	882	749	17.7%	1,485	1,335	11.2%
Effective tax rate	32.3%	30.1%		31.3%	30.1%

INCOME FROM CONTINUING OPERATIONS	$1,851	$1,737	6.6%	$3,258	$3,101	5.1%
Net margin	8.3%	7.5%		7.2%	6.8%

DISCONTINUED OPERATIONS
Loss from discontinued operations	22	2		27	3

NET INCOME	$1,829	$1,735	5.4%	$3,231	$3,098	4.3%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.14	$1.01	12.9%	$1.98	$1.80	10.0%
DISCONTINUED OPERATIONS	(0.01)	(0.00)		(0.02)	(0.00)
TOTAL	$1.12 **	$1.01	10.9%	$1.96	$1.80	8.9%

BASIC
CONTINUING OPERATIONS	$1.15	$1.03	11.7%	$2.02	$1.84	9.8%
DISCONTINUED OPERATIONS	(0.01)	(0.00)		(0.02)	(0.00)
TOTAL	$1.14	$1.03	10.7%	$2.00	$1.84	8.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,627.9	1,711.3		1,644.2	1,719.4
BASIC	1,603.9	1,679.6		1,616.3	1,685.6

nm - not meaningful

* Restated 2004 financial results to include the impact of share-based compensation expense.

** Does not total due to rounding.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,	Percent
(Dollars in millions)	2005	2004*	Change

ASSETS

Cash, cash equivalents, and marketable securities	$8,659	$10,570	-18.1%

Receivables - net, inventories, prepaid expenses	31,851	36,573	-12.9%

Plant, rental machines, and other property - net	14,212	15,175	-6.3%

Investments and other assets	48,666	48,685	—

TOTAL ASSETS	$103,388	$111,003	-6.9%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$6,134	$8,099	-24.3%
Long-term debt	17,584	14,828	18.6%
Total debt	23,718	22,927	3.5%

Accounts payable, taxes, and accruals	26,063	31,687	-17.7%

Other liabilities	23,482	24,701	-4.9%

TOTAL LIABILITIES	73,263	79,315	-7.6%

STOCKHOLDERS’ EQUITY	30,125	31,688	-4.9%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$103,388	$111,003	-6.9%

* Restated 2004 financial position to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND QUARTER 2005
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Services	$11,985	$775	$12,760	$(93)	-0.7%
% change	6.3%	2.1%	6.1%	-110.1%

Systems and Technology Group*	4,855	254	5,109	290	5.7%
% change	4.6%	-10.9%	3.7%	-48.4%

Software	3,821	471	4,292	953	22.2%
% change	10.5%	3.1%	9.6%	11.9%

Global Financing	620	275	895	338	37.8%
% change	-4.9%	-3.8%	-4.6%	-0.3%

Enterprise Investments	261	3	264	(58)	-22.0%
% change	-3.0%	50.0%	-2.6%	-18.4%

Personal Computing Division	557	7	564	(149)	-26.4%
% change	nm	nm	nm	nm

TOTAL SEGMENTS	22,099	1,785	23,884	1,281	5.4%
% change	-3.8%	-1.9%	-3.7%	-51.0%

Eliminations / Other	171	(1,785)	(1,614)	1,452

TOTAL IBM	$22,270	$0	$22,270	$2,733	12.3%
% change	-3.6%		-3.6%	9.9%

	SECOND QUARTER 2004**
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$11,272	$759	$12,031	$921	7.7%

Systems and Technology Group *	4,640	285	4,925	562	11.4%

Software	3,458	457	3,915	852	21.8%

Global Financing	652	286	938	339	36.1%

Enterprise Investments	269	2	271	(49)	-18.1%

Personal Computing Division	2,679	31	2,710	(10)	-0.4%

TOTAL SEGMENTS	22,970	1,820	24,790	2,615	10.5%

Eliminations / Other	128	(1,820)	(1,692)	(129)

TOTAL IBM	$23,098	$0	$23,098	$2,486	10.8%

nm - not meaningful

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX MONTHS 2005
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$23,681	$1,520	$25,201	$723	2.9%
% change	6.2%	-0.1%	5.8%	-58.7%

Systems and Technology Group*	9,144	495	9,639	352	3.7%
% change	3.1%	-5.7%	2.7%	-48.8%

Software	7,372	932	8,304	1,775	21.4%
% change	6.5%	8.6%	6.7%	10.6%

Global Financing	1,199	724	1,923	729	37.9%
% change	-9.0%	27.9%	2.1%	3.6%

Enterprise Investments	553	5	558	(92)	-16.5%
% change	1.7%	25.0%	1.8%	12.4%

Personal Computing Division	2,876	33	2,909	(165)	-5.7%
% change	nm	nm	nm	nm

TOTAL SEGMENTS	44,825	3,709	48,534	3,322	6.8%
% change	-0.4%	5.2%	0.0%	-27.7%

Eliminations / Other	353	(3,709)	(3,356)	1,421

TOTAL IBM	$45,178	$0	$45,178	$4,743	10.5%
% change	-0.2%		-0.2%	6.9%

	SIX MONTHS 2004**
				Pre-tax
				Income
				(Loss)
				From
	Revenue			Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin
SEGMENTS

Global Services	$22,296	$1,521	$23,817	$1,752	7.4%

Systems and Technology Group*	8,865	525	9,390	687	7.3%

Software	6,924	858	7,782	1,605	20.6%

Global Financing	1,317	566	1,883	704	37.4%

Enterprise Investments	544	4	548	(105)	-19.2%

Personal Computing Division	5,056	50	5,106	(48)	-0.9%

TOTAL SEGMENTS	45,002	3,524	48,526	4,595	9.5%

Eliminations / Other	271	(3,524)	(3,253)	(159)

TOTAL IBM	$45,273	$0	$45,273	$4,436	9.8%

nm - not meaningful

* Systems and Technology Group segment results have been reclassified to conform with current reporting structure.

** Restated 2004 financial results to include the impact of share-based compensation expense.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com